Exhibit 10.10

FUNDING AGREEMENT

This Agreement (this “Agreement”), by and between Ruthigen, Inc., a Delaware corporation (“Ruthigen”), and Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus” and, together with Ruthigen, the “Parties” and each, a “Party”), is made and entered into this 31st day of January 2014.

RECITALS

WHEREAS, Ruthigen is currently a wholly-owned subsidiary of Oculus;

WHEREAS, the board of directors of Oculus has determined that it is appropriate, desirable and in the best interests of Oculus and its shareholders to separate its businesses into two publicly-traded companies (the “Separation”), all as more fully described in the License and Supply Agreement, dated May 23, 2013, the Shared Services Agreement, dated May 23, 2013, and the Separation Agreement, dated August 2, 2013 by and between the Parties (as each has been and may be amended, supplemented, extended, renewed or otherwise modified from time to time and together, the “Ancillary Agreements”); and

WHEREAS, the Special Transaction Committee of Oculus (“STC”) has determined that it is in Oculus’ best interests to continue to provide certain financing to Ruthigen, pending the Separation, subject to the additional terms and conditions set forth herein with respect to the Separation and the amendment of certain terms of the Ancillary Agreements.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I

THE SEPARATION

Section 1.1 General. Subject to the terms and conditions of this Agreement, the Parties shall use, and shall cause their respective Affiliates (as defined below) to use, their respective reasonable best efforts to consummate the transactions contemplated hereby. “Affiliate” shall mean, when used with respect to a specified person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified person, including, without limitation, a subsidiary, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or other interests, by contract or otherwise; provided, that if control is deemed solely on the basis of ownership of voting securities or other interests, such ownership must be in excess of fifty percent (50%) of the then outstanding shares of common stock or the combined voting power of such person; provided further, that (i) neither Ruthigen nor Oculus shall be considered an Affiliate of each other or of each other’s Affiliates, (ii) insofar as an officer or director of any Affiliate is an officer or director of Ruthigen or Oculus, in reference to such other Party, the term shall exclude such officer or director in such capacity of such other Party, and (iii) no respective Oculus or Ruthigen shareholder shall be considered an Affiliate of Oculus or Ruthigen unless such shareholder is a subsidiary of Oculus or Ruthigen respectively.

Section 1.2 Governmental Approvals; Consents.

1.2.1 To the extent that the Separation requires any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from any governmental authority (“Governmental Approvals”), the Parties shall use reasonable best efforts to obtain any such Governmental Approvals.

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1.2.2 The Parties shall use reasonable best efforts to obtain any consents or waivers from third parties required in connection with the transactions contemplated by this Agreement.

Section 1.3 Termination of Agreements. Except with respect to obligations under this Agreement and the Ancillary Agreements (and agreements expressly contemplated herein or therein to survive by their terms), the Parties hereby terminate any and all written or oral agreements, arrangements, commitments or understandings, between or among them, as of the date hereof; and each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

Section 1.4 Disclaimer of Representations and Warranties. ON BEHALF OF THE PARTIES AND THEIR RESPECTIVE AFFILIATES, THE PARTIES UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT HEREBY OR THEREBY, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED, DISTRIBUTED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, DISTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF.

ARTICLE II

AMENDMENTS TO ANCILLARY AGREEMENTS

Section 2.1 Separation Agreement. The Parties hereby amend the Separation Agreement in substantially the same form as attached hereto as Exhibit A and concurrently herewith shall execute same.

Section 2.2 License and Supply Agreement. The Parties hereby amend the terms of the License and Supply Agreement in substantially the same form as attached hereto as Exhibit B and concurrently herewith shall execute same.

Section 2.3 Shared Services Agreement. The Parties hereby amend the terms of the Shared Services Agreement in substantially the same form as attached hereto as Exhibit C and concurrently herewith shall execute same.

ARTICLE III

CONTINUED FINANCING FOR RUTHIGEN

Section 3.1 Termination of Funding of Subsidiary. Other than as set forth in Section 3.2 below, as of the date hereof, Oculus shall immediately cease funding of the ongoing operations of Ruthigen.

Section 3.2 Provision for Certain Additional Financing. Subject to execution by the Parties of Exhibits A, B , and C and the terms and conditions hereof, Oculus shall fund Ruthigen for a total of $760,000 to proceed with its proposed initial public offering. Such funds will be transferred to that certain Ruthigen bank account (Wells Fargo Bank ___________, Account No. ___________) as payroll and third party vendor payments are required consistent with a budget to be mutually agreed upon by Oculus and Ruthigen in connection with the execution of this Agreement (the “Budget”). Following the execution of this Agreement, Oculus shall maintain possession of all Ruthigen bank and checking accounts and continue to process both payroll and vendor payments on behalf of Ruthigen as set forth in the Budget. Oculus will not maintain possession of Ruthigen bank and checking accounts unless designated by Ruthigen after the Ruthigen initial public offering. Oculus shall have no further obligation to fund operations of Ruthigen beyond the amounts detailed in the Budget. Furthermore, any funds provided by Oculus to Ruthigen pursuant to this Agreement shall be repaid by Ruthigen to Oculus at the time of the closing of the Ruthigen initial public offering. It is additionally agreed that Ruthigen will not commit to any additional liabilities or expenses in excess of those detailed in the Budget and any unpaid expenses incurred by Ruthigen prior to or subsequent to this Agreement remain the responsibility of Ruthigen to pay.

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Section 3.3 Possible Extension of Financing. Provided that all other requirements of this Agreement have been met, Oculus may, in its sole discretion, extend additional funds to Ruthigen, but has no obligation to do so.

ARTICLE IV

RESIGNATIONS OF DIRECTORS AND COOPERATION COVENANT

Section 4.1 Resignation of Certain Directors. Greg French shall resign from the board of directors of Oculus and any committees thereof, and any position he holds as an officer or employee of Oculus effective upon the earlier to occur of (x) the closing of the sale by Ruthigen of securities in any public offering; or (y) the filing of an amendment to the Registration Statement on Form S-1 previously filed by Ruthigen with the SEC; or (z) March 1, 2014. Hojabr Alimi and Richard Conley shall resign from the board of directors of Oculus and any committees thereof, and any position he respectively holds as an officer or employee of Oculus effective upon the closing of any public offering by Ruthigen of securities. Such resignations shall in the form attached hereto as Exhibit D and delivered in executed form to Oculus counsel on the date hereof. For the purposes of clarity, Messrs. Alimi, Conley, and French; the management of Oculus; and the STC have mutually agreed upon the language to be included in the resignations attached hereto as Exhibit D, and any changes from that certain language must be mutually agreed upon by Messrs. Alimi, Conley, and French, the management of Oculus, and the STC prior to execution.

Section 4.2 Public Announcement of Resignations. Oculus will file a Current Report on Form 8-K, within the appropriate guidelines of the Securities and Exchange Commission, announcing the resignations of Messrs. Alimi, Conley, and French as appropriate. Oculus shall reasonably collaborate with each of the resigning board members as to the language included in the report regarding that particular member’s resignation from the Oculus board. Mr. French, the management of Oculus, and the STC have mutually agreed upon the language to be included in the report regarding Mr. French’s resignation, and any changes from that certain language must be mutually agreed upon by Mr. French, the management of Oculus, and the STC prior to filing. Oculus will provide each of the resigning board members with a copy of the report prior to filing and the resigning board members will have a 24-hour period from such receipt to comment on the draft.

Section 4.3 Approval by the STC of IPO Terms; Oculus Agreement to Cooperate. The STC approves the terms mutually agreed upon by Oculus and Ruthigen in connection with the execution of this Agreement (the “IPO Terms”) and Oculus shall cooperate with Ruthigen in taking all steps reasonably necessary to cause the Ruthigen initial public offering to proceed as promptly as possible. If, however, the terms of the Ruthigen initial public offering are required to be changed from the mutually agreed upon IPO Terms by any of the following third parties, including the Securities and Exchange Commission, NASDAQ, FINRA, Dawson James Securities, Inc. and MLV & Co., then the STC shall consider such required changes in good faith, in light of the parties’ mutual intent to proceed with the Ruthigen initial public offering, and as it deems in the best interests of Oculus and Oculus’ stockholders.

ARTICLE V

MISCELLANEOUS

Section 5.1 Governing Law; Venue. This Agreement and the rights and obligations of the Parties hereunder are governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflict of laws. All actions brought to enforce this Agreement shall be brought in courts located in the county of San Francisco, California or courts of the United States located in the Northern District of California.

Section 5.2 Amendment; Successors and Assigns. This Agreement may be amended only by a written instrument executed by both Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable, in whole or in part, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void; provided, that so long as such assignment is not to a competitor of the other Party (a competitor is defined as a person who derives twenty percent (20%) or more of its revenues from the same or substantially the same products or reasonable substitutes for same as the non-assigning Party), (i) a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its assets, and (ii) upon the effectiveness of such assignment, the assigning Party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such assets shall agree in writing, in form and substance reasonably satisfactory to the other Party, to be bound by all terms of this Agreement as if named as a “Party” hereto.

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Section 5.3 Counterparts; Entire Agreement. This Agreement may be executed in one or more counterparts, including by facsimile, PDF or other form of electronic signature, all of which together shall be considered one and the same instrument. This Agreement shall constitute the entire agreement between the Parties with respect to its subject matter, and supersedes, merges and voids any and all prior negotiations, understandings and agreements between the Parties with respect to such subject matter, whether oral or written.

Section 5.4 Notice. Any and all notices and other communications concerning this Agreement shall be in writing and addressed as follows:

if to Ruthigen:

Ruthigen, Inc.

2455 Bennett Valley Road, Suite C116

Santa Rosa, CA 95404

Attn: Chief Executive Officer

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn: Ivan K. Blumenthal, Esq.

If to Oculus:

Oculus Innovative Sciences, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

Attn: Chief Executive Officer

with a copy to: Oculus Special Transaction Committee

Attn: J.F. Petruzzelli

K&L Gates LLP

630 Hansen Way

Palo Alto, California 94304

or at such other address as may be designated in writing pursuant to the terms hereof to the other Party. All such notices and other communications shall be sent by one of the following means - certified U.S. mail, return receipt requested, by a nationally recognized overnight delivery service, by facsimile or by email if sent to the Party recipient’s regular business email address and facsimile number, and shall be deemed delivered: if sent by U.S. Mail, five (5) days after certification thereof; if sent by facsimile, upon verification of receipt; if sent by overnight delivery service, one (1) business day after delivery to the courier; or if sent by email, on the business day sent if during the normal business hours of the recipient and otherwise on the next business day; provided, that if sent by facsimile or email, a copy of such notice or other communication shall be sent at the same time as such facsimile or email notice by another means permitted by this Section.

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Section 5.5 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 5.6 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.7 Specific Performance. Irreparable damage could occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, solely with respect thereto and regardless of the arbitration provisions hereof, the Parties shall be entitled to seek injunctive relief from a California court with jurisdiction of the parties and subject matter to enforce specifically the terms and provisions hereof or other equitable remedies in addition to any other remedy or relief to which they may be entitled.

Section 5.8 No Partnership, Agency or Joint Venture. This Agreement is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the Parties. Without limiting the generality of the foregoing sentence, Oculus is entering into this Agreement solely on its own behalf and shall not have (x) any obligation to perform on behalf of any other holder of Common Stock or (y) any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, or any other similar provision of applicable law.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date indicated above.

RUTHIGEN, INC.

By:	/s/ Hojabr Alimi
Name: Hojabr Alimi
Title: Chief Executive Officer

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Jim Schutz
Name: Jim Schutz
Title: Chief Executive Officer

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Exhibit A

Amended Separation Agreement

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Exhibit B

Amendment No. 3 to the License and Supply Agreement

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Exhibit C

Amendment No. 1 to the Shared Services Agreement

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Exhibit D

Resignation Letter Forms

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